Exhibit 99.2

Novo Nordisk LinkedIn Post, November 18, 2021

Embedded Video Transcript:

Marcus Schindler, Executive Vice President and Chief Scientific Officer: I’m really excited to announce today that we’re acquiring Dicerna – a leading company in RNAi therapeutics.

We’re building on our existing, very successful co-creation partnership and taking it to the next level to unlock the full potential of RNAi technology across all our therapy areas.

With RNAi technology we can precisely target novel disease biology which hopefully one day leads to novel transformative therapies. I’m really happy to welcome our highly-skilled new colleagues from Dicerna; with their capabilities, and also their Boston-area location – one of the innovation hotspots globally – we’re really set on achieving leadership in the RNAi therapeutic space.

[link to https://lnkd.in/e9uj-R8R]

Novo Nordisk Tweet (@novonordisk), November 18, 2021

Embedded Video Transcript:

Marcus Schindler, Executive Vice President and Chief Scientific Officer: I’m really excited to announce today that we’re acquiring Dicerna – a leading company in RNAi therapeutics.

We’re building on our existing, very successful co-creation partnership and taking it to the next level to unlock the full potential of RNAi technology across all our therapy areas.

With RNAi technology we can precisely target novel disease biology which hopefully one day leads to novel transformative therapies. I’m really happy to welcome our highly-skilled new colleagues from Dicerna; with their capabilities, and also their Boston-area location – one of the innovation hotspots globally – we’re really set on achieving leadership in the RNAi therapeutic space.

[link to https://www.novonordisk.com/news-and-media/news-and-ir-materials/news-details.html?id=87435]

Marcus Schindler LinkedIn Post, November 18, 2021

Embedded Video Transcript:

Marcus Schindler, Executive Vice President and Chief Scientific Officer: I’m really excited to announce today that we’re acquiring Dicerna – a leading company in RNAi therapeutics.

We’re building on our existing, very successful co-creation partnership and taking it to the next level to unlock the full potential of RNAi technology across all our therapy areas.

With RNAi technology we can precisely target novel disease biology which hopefully one day leads to novel transformative therapies. I’m really happy to welcome our highly-skilled new colleagues from Dicerna; with their capabilities, and also their Boston-area location – one of the innovation hotspots globally – we’re really set on achieving leadership in the RNAi therapeutic space.

[link to https://lnkd.in/e3qyqTSY]

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